APPENDIX A

Funds and Classes as of: February 2, 2022

Fund	Classes
Affinity World Leaders Equity ETF	[no class designation]
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield Diversified Alternatives ETF	[no class designation]
Anfield U.S. Equity Sector Rotation ETF	[no class designation]
Anfield Dynamic Fixed Income ETF	[no class designation]
Anfield Capital Management Extended Yield ETF	[no class designation]
APEX HealthCare ETF	[no class designation]
Regents Park Hedged Market Strategy ETF	[no class designation]
Conductor Global Equity Value Fund	Class A Class C Class I Class Y
Conductor International Equity Value Fund	Class A Class I
Hanlon Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class A Class I Investor Class
Holbrook Structured Income Fund	Class I Investor Class Class A
Recurrent MLP & Infrastructure Fund	Class I

Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Volatility Portfolio	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares AlphaFactor Core ETF	[no class designation]
LeaderShares Systematic Macro Trend ETF	[no class designation]
LeaderShares Activist Leaders ETF	[no class designation]
LeaderShares AlphaFactor Tactical Focused ETF	[no class designation]
LeaderShares Equity Skew ETF	[no class designation]
LeaderShares Dynamic Yield ETF	[no class designation]
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Wealthfront Risk Parity Fund	Class W